UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 26, 2017

WESTLAKE CHEMICAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 26, 2017, Westlake Chemical Partners LP (the “Partnership”) and Westlake Chemical Partners GP LLC (the “General Partner” and, together with the Partnership, the “Partnership Parties”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Citigroup Global Markets Inc., for themselves and as representatives of the other underwriters named therein (the “Underwriters”), providing for the offer and sale (the “Offering”) by the Partnership of 4,500,000 common units representing limited partner interests in the Partnership (“Common Units”), at a price to the public of $22.00 per Common Unit ($21.45 per Common Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 675,000 Common Units on the same terms. The Offering is expected to close on September 29, 2017.

The material terms of the Offering are described in a prospectus (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-216617), which was declared effective by the Commission on March 24, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Partnership will receive net proceeds (after deducting underwriting discounts and commissions, but before paying offering expenses payable by the Partnership) from the Offering of approximately $96.5 million. As described in the Prospectus, the Partnership will use the net proceeds of the sale of such Common Units, along with approximately $133.1 million of borrowing under its revolving credit facility, to fund its acquisition of additional interests in its partially owned subsidiary, Westlake Chemical OpCo LP.

As described in the Prospectus, affiliates of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Partnership Parties and their respective affiliates, as applicable, for which they have received, and in the future may be entitled to receive, customary fees and reimbursement of expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document

1.1	Underwriting Agreement by and among Westlake Chemical Partners LP, Westlake Chemical Partners GP LLC, and UBS Securities LLC and Citigroup Global Markets Inc., for themselves and as representatives of the other underwriters named therein, dated September 26, 2017.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2017

WESTLAKE CHEMICAL PARTNERS LP

By:	Westlake Chemical Partners GP LLC, its general partner

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

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